Exhibit 5


                OPINION AND CONSENT OF GOLDFARB, LEVY, ERAN & CO.


                           GOLDFARB, LEVY, ERAN & CO.
                                   Law Offices



                                             March 6, 2003


ECI Telecom Ltd.
30 Hasivim Street
Petah Tikva 49133, Israel

         Re: ECI Telecom Ltd. - Registration Statement for Offering of 13,035,000 Ordinary Shares
              ------------------------------------------------------

Dear Ladies and Gentlemen:

                  We have acted as Israeli counsel to ECI Telecom Ltd, an Israeli company (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of (a) 13,025,000 of the Company's ordinary shares reserved for issuance under the Company's Employee Share Incentive Plan 2002 and (b) 10,000 of the Company's ordinary shares reserved for issuance under the Company's Service Agreement, dated April 1, 2002, with Colin R. Green (collectively, the "Plans").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

                  We have reviewed such corporate records, other documents and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion. Based on such review, we are of the opinion that, all necessary corporate proceedings of the Company have been duly taken to authorize the issuance of the shares under the Plans pursuant to Israeli law, and that the shares being registered in accordance with the Registration Statement, when issued in accordance with the Plans (and the consideration therefor received) will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

                  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters.

                                    Very truly yours,


                                    /s/ Goldfarb, Levy, Eran & Co.
                                    ------------------------------
                                    Goldfarb, Levy, Eran & Co.